EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf a Registration Statement on Form S-3 for the registration of an undesignated amount of securities of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission by the Company, Travelers Capital Trust II and Travelers Capital Trust III and any and all amendments (including post-effective amendments) or supplements to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Registration Statement.

Dated: May 21, 2025

/s/ Russell G. Golden	/s/ Todd C. Schermerhorn
Russell G. Golden	Todd C. Schermerhorn

/s/ Thomas B. Leonardi	/s/ Laurie J. Thomsen
Thomas B. Leonardi	Laurie J. Thomsen

/s/ Clarence Otis Jr.	/s/ Bridget A. van Kralingen
Clarence Otis Jr.	Bridget A. van Kralingen

/s/ Elizabeth E. Robinson	/s/ David S. Williams
Elizabeth E. Robinson	David S. Williams

/s/ Rafael Santana
Rafael Santana